NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428

                               ------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           JUNE 19, 1998 AT 1:00 P.M.

                               ------------------

TO NAVARRE CORPORATION SHAREHOLDERS:


A Special Meeting of Shareholders (the "Special Meeting") of Navarre Corporation (the "Company") will be held June 19, 1998 at 1:00 p.m., local time, at the headquarters of Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428, for the following purposes:


         1. To ratify and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common and Preferred Stock.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on May 18, 1998 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Special Meeting.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. IN THE EVENT YOU DECIDE TO ATTEND THE SPECIAL MEETING IN PERSON, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors

                                       /s/ Charles E. Cheney

                                       Charles E. Cheney
                                       Secretary


May 29, 1998

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                               NEW HOPE, MN 55428
                                 (612) 535-8333


                              ---------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 19, 1998

                             -----------------------

                             SOLICITATION OF PROXIES


This Proxy Statement is being furnished to the shareholders of Navarre Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on June 19, 1998 at 1:00 p.m., local time, at the headquarters of Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428 and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to the shareholders of the Company on or about May 29, 1998.


The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

The Company has two classes of stock, no par value common stock and no par value Class A Convertible Preferred Stock ("Common Stock" and "Preferred Stock" respectively). Only holders of record of shares of the Company's Common Stock and Preferred Stock at the close of business on May 18, 1998, will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof.


The securities of the Company outstanding as of May 18, 1998, the record date for the Special Meeting consist of 7,009,170 shares of Common Stock, each share being entitled to one vote, and 1,523,810 shares of Preferred Stock, each share of Preferred Stock being convertible into five shares of Common Stock, and being entitled to five votes. Although the Preferred Stock is convertible into five shares of Common Stock, certain holders of Preferred Stock have entered into agreements with the Company ("Five Percent Letters") under which these holders have agreed that, notwithstanding the number of shares of Common Stock they may be entitled to vote based upon their ownership of Common Stock or Preferred Stock of the Company, they are entitled to exercise voting power with respect to no greater than 4.9% of the number of shares of the Company's issued and outstanding Common Stock as calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the total shares eligible to vote at the Special Meeting is expected to be 14,247,450, which represents 7,009,170 shares of Common Stock, and 7,238,280 shares of Common Stock into which the Preferred Stock is convertible. Shareholders do not have the right to cumulate votes for the election of directors.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person. The enclosed proxy, when properly signed and returned to the Company, will be voted at the Special Meeting as directed. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR Proposal No. 1. While the Board of Directors knows of no matters to be presented at the Special Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.


A quorum, consisting of a majority of the shares of voting stock entitled to vote at the Special Meeting, must be present in person or by proxy before action may be taken at the Special Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 1, 1998 with respect to the beneficial ownership of the Common Stock or Preferred Stock of the Company by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, and (iii) all directors and officers of the Company as a group. Because the Preferred Stock has voting rights equal to the Common Stock into which it is convertible, all Preferred Stock (other than shares with respect to those shareholders who have executed Five Percent Letters with the Company) is treated as outstanding.

                                             Common Stock
Name and Address                             Underlying          Options and    Percent of Common
of Beneficial Owner           Common Stock   Preferred Stock     Warrants(1)    Shares  Outstanding
-------------------           ------------   ---------------     --------       -------------------
Eric H. Paulson               2,405,657(2)                        270,000              18.4%
7400 49th Avenue North
New Hope, MN 55428

Charles E. Cheney               690,730                           196,250               6.1%
7400 49th Avenue North
New Hope, MN 55428



Dickinson G. Wiltz              211,500                            51,876               1.8%
7141 Willow Creek Road
Eden Prairie, MN 55344

James G. Sippl                   10,000                            36,400                *
One Merrill Circle
St. Paul, MN 55108

Michael L. Snow                   1,135                            30,000                *
3300 Norwest Center
Minneapolis, MN 55402

Alfred Teo                                       761,900          761,900              10.2%
783 West Shore Drive
Kinnelon, New Jersey 07405

Pequot Scout Fund, L.P.                          380,950          380,950               5.2%
354 Pequot Avenue
Southport, Ct 06490

Paradigm Group, L.L.C.                           471,420          471,420               6.4%
3000 Dundee Road, Suite 105
Northbrook, IL 60062

All directors and officers    3,319,040          761,900        1,346,426              27.5%
as a group (6 persons)


-----------------

* Indicates ownership of less than one percent.

(1) Includes shares of Common Stock issuable upon exercise of outstanding options and warrants exercisable within 60 days of as of May 1, 1998.


(2) Includes 35,141 shares of Common Stock beneficially owned by members of Mr. Paulson's family with respect to which Mr. Paulson has voting power.

               PROPOSAL 1 - AMENDMENT TO ARTICLES OF INCORPORATION
         TO INCREASE THE AMOUNT OF AUTHORIZED COMMON AND PREFERRED STOCK


The Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation and recommends that the shareholders approve the amendment by voting in favor of Proposal One. Proposal One would amend the Articles of Incorporation to authorize fifty million (50,000,000) shares of no par value common stock, and ten million (10,000,000) shares of no par value preferred stock which would be available for issuance by the Board of Directors. The Company currently has 20,000,000 shares of Common Stock authorized, of which 7,009,170 are outstanding and 5,000,000 shares of Preferred Stock authorized, of which 1,600,000 has been designated as Class A Convertible Preferred Stock and 1,523,810 of which are outstanding. The Board believes adoption of this proposal is in the best interests of all the shareholders and recommends that shareholders vote in favor of its adoption.


Proposed Article One would authorize fifty million (50,000,000) shares of common stock no par value. The newly authorized common stock will have the same voting rights, dividend rights, dividend rate, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges, sinking or purchase fund rights and other preferences, privileges and restrictions as the current issued and outstanding Common Stock.


The Company recently completed a private placement (`Private Placement") to certain accredited investors (the "Investors") of $20 million of convertible preferred stock units. Each convertible preferred stock unit was priced at $13.125, and consisted of one share of Class A Convertible Preferred Stock convertible into five shares of Common Stock, and a five year warrant to purchase five shares of the Company's Common Stock at $3.50 per share. The proceeds of the Private Placement are being used by the Company for working capital purposes. The Company currently has a $45 million credit facility with a financial institution. The funds from the Private Placement together with the credit facility are the primary sources used by the Company to support its operations.

The Company sold an aggregate 1,523,810 shares of Class A Convertible Preferred Stock in connection with the Private Placement. These shares are convertible into an aggregate 7,619,050 shares of the Company's Common Stock. The Company also issued warrants to purchasers in an aggregate amount of 7,619,050 shares of the Company's Common Stock. Together, the convertible preferred stock units represent rights to 15,238,100 shares of Common Stock. As noted above, the Company presently has twenty million (20,000,000) shares of Common Stock authorized, and 7,009,170 shares outstanding. Absent an increase in the number of authorized shares of Common Stock, the Company would have an insufficient amount of authorized shares of Common Stock to satisfy the conversion of all of the issued and outstanding Preferred Stock, and the exercise of all of the warrants issued in connection with the Private Placement. In connection with the Private Placement, the Company agreed to call this Special Meeting to increase its authorized capital.

In addition to permitting conversion of the Investors' Preferred Stock and Warrants, the Board has also concluded that it would be appropriate to have available common stock so that management would have greater flexibility in acquisitions and financing. Therefore the Board recommends increasing the amount of authorized common stock to fifty million (50,000,000) shares.

Proposed Article One would also authorize ten million (10,000,000) shares of preferred stock no par value. The Board of Directors will be authorized to determine, without any further action by the holders of the Company's Common Stock, the voting rights, dividend rights, dividend rate, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges, sinking or purchase fund rights and other preferences, privileges and restrictions of any series of preferred stock, the number of shares constituting any such series, and the designation thereof. Should the Board of Directors elect to exercise its authority, the rights, preferences and privileges of holders of the Company's Common Stock would be made subject to the rights, preferences and privileges of the preferred stock. The Board of Directors used this authority to designate the rights, preferences and privileges of the Company's issued and outstanding Class A Convertible Preferred Stock offered in connection with the Private Placement.

The Board has also determined with respect to the preferred stock that it would be appropriate to have available preferred stock so that management would have greater flexibility in acquisitions and financing. If the proposal to authorize preferred stock is approved, the Board of Directors would be authorized to determine the conditions and terms for the issuance of preferred stock. The Board has no present plans to utilize any additional shares of preferred stock.

Although the Board of Directors has no present plans to do so, authorized and unissued common stock and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company. The Board and its financial and legal advisers are aware that a number of corporations have adopted special "shareholders' rights plans" or "poison pills" with a view toward creating significant defensive mechanisms against the possibilities of hostile take-over actions. Whether or not the proposed amendment to the Articles of Incorporation is adopted by shareholders, the Board could determine to implement a shareholders' rights plan in the future. The Board has no present intention to propose in the future any other amendments to the Company's Articles or Bylaws which might be considered anti-takeover devices.

As indicated above, the voting rights to be accorded to any shares of preferred stock to be issued remain to be fixed by the Board of Directors. Accordingly, if the Board of Directors so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where Minnesota law does not require such class vote, or might be given a disproportionately large number of votes. Such shares of preferred stock could also be convertible into a large number of shares of Common Stock under certain circumstances or have other terms which might make acquisition of a controlling interest in the Company more difficult or more costly. Potentially, the preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company. Also, the preferred stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. Issuance of preferred stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which they may consider to be favorable to their interests.

In addition, if the proposal described herein are adopted, the Board of Directors could, although it has no present intention of doing so, authorize the issuance of Common Stock or preferred stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to remove directors, or to alter, amend or repeal the Articles, would not receive the requisite shareholder vote required to remove the directors or amend the Articles.

The affirmative vote of the holders of a majority of the common stock entitled to vote at the meeting is necessary to approve Proposal One. If not otherwise specified, properly executed proxies will be voted in favor of Proposal One.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION THAT WILL BE PRESENTED AT THE SPECIAL MEETING:

         RESOLVED, that Article VI of the Articles of Incorporation of the Company be, and it hereby is, amended to read as set forth in Exhibit A to the Proxy Statement distributed in connection with the Special Meeting of Shareholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AS SET FORTH IN PROPOSAL 1.

        -------------------------------------------------------

                                     GENERAL

SHAREHOLDERS PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Navarre Corporation 1999 Annual Meeting of Shareholders is expected to be held in September 1999, and proxy materials in connection with that meeting are expected to be mailed on or about July 26, 1999. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 26, 1999.

OTHER BUSINESS


All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors are properly raised at the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.


Shareholders may receive without charge a copy of the Company's Annual Report and Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, MN 55428, Attention: Charles E. Cheney, or by calling the Company at (612) 535-8333.

                                        By Order of the Board of Directors

                                        /s/ Charles E. Cheney

                                        Charles E. Cheney
                                        Secretary


Dated: May 29, 1998

                                    EXHIBIT A

Article VI of the Company's Articles of Incorporation is hereby amended to provide as follows:

                                   ARTICLE VI

The aggregate number of shares that the Corporation has authority to issue shall be 60,000,000 shares, no par value per share, which shall consist of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Board of Directors of the Corporation is authorized to establish from the preferred shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each class or series, and to fix the relative powers, qualifications, restrictions, rights and preferences of each such class or series, including, without limitation, the right to create voting, dividend and liquidation rights and preferences greater than those of common stock. There shall be no cumulative voting by the shareholders of the Corporation. The shareholders of the Corporation shall not have pre-emptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of the Corporation.

PROXY                          NAVARRE CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

The undersigned hereby appoints Eric H. Paulson and Charles E. Cheney, or either of them, as proxies with full power of substitution to vote all shares of stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on May 18, 1998 at the Special Meeting of Shareholders to be held in the offices of the Company, 7400 49th Avenue North, New Hope, Minnesota, on June 19, 1998, or any adjournment or adjournments, hereby revoking all former proxies.

1. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO FIFTY MILLION (50,000,000) AND INCREASE THE NUMBER OF SHARES OF THE COMPANY'S PREFERRED STOCK TO TEN MILLION (10,000,000):

                   [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)

2. In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.

THE SHARE(S) REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL NO. 1 IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


                                        Dated: ___________________________, 1998


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature if held jointly

                                        Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all shoud sign.